ARTICLES OF AMENDMENT

            General Municipal Money Market Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by reducing the par value of each share of Common Stock of the Corporation as set forth in Article FIFTH of the Articles of Incorporation (or elsewhere in the charter) to a par value of one tenth of one cent ($.001) each and reducing the aggregate par value of the Common Stock of the Corporation to $20,500,000.

            SECOND: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by Section 2-605 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

            The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of such officer's knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

            IN WITNESS WHEREOF, General Municipal Money Market Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on the ___ day of ------, ----.


                                    GENERAL MUNICIPAL MONEY MARKET FUNDS, INC.

                                    By:__________________________
                                       Stephanie D. Pierce,
                                       Vice President

WITNESS:


-----------------------------
Elba Vasquez,
Assistant Secretary



                             ARTICLES SUPPLEMENTARY


            GENERAL MUNICIPAL MONEY MARKET FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by five hundred million (500,000,000) shares of Common Stock, $.01 par value per share, with an aggregate par value of five million dollars ($5,000,000), all of which shall be classified as shares of Class X Common Stock of General Municipal Money Market Fund (the "Fund" and, together with the other investment portfolios of the Corporation, the "Funds").

            SECOND: The shares of Class X Common Stock of the Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

            (1) The assets attributable to the Class X shares of the Fund shall be invested in the same investment portfolio as the assets attributable to the Class A and Class B shares of the Fund, together with the assets attributable to any other class of shares of the Fund hereafter established.

            (2) The proceeds of the redemption of Class X shares of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidating charge, or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

            (3) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the NASD and reflected in the Corporation's registration statement, Class X shares of the Fund will be converted automatically into Class A shares of the Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's registration statement.

            THIRD: Immediately before the increase in the aggregate number of shares as set forth in the Article FIRST hereof, the Corporation was authorized to issue twenty billion (20,000,000,000) shares of stock, all of which were shares of Common Stock, with a par value of one cent ($.01) per share, and an aggregate par value of two hundred million dollars ($200,000,000), classified as follows:

Fund/Class                                        Shares Authorized

General Minnesota Municipal Money Market Fund/
   Class A shares                                   2,000,000,000
   Class B shares                                   2,000,000,000

General Municipal Money Market Fund/
   Class A shares                                  15,000,000,000
   Class B shares                                   1,000,000,000
                                                  ---------------
                              Total                20,000,000,000

            FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is twenty billion five hundred million (20,500,000,000) shares, all of which are shares of Common Stock, with a par value of one cent ($.01) per share, having an aggregate par value of two hundred five million dollars ($205,000,000), classified as follows:

Fund/Class                                        Shares Authorized

General Minnesota Municipal Money Market Fund/
   Class A shares                                   2,000,000,000
   Class B shares                                   2,000,000,000

General Municipal Money Market Fund/
   Class A shares                                  15,000,000,000
   Class B shares                                   1,000,000,000
   Class X shares                                     500,000,000
                                                  ---------------
                              Total                20,500,000,000

            FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

            SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

            The Undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of such officer's knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.
            IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on _______________, 1999.

                                    GENERAL MUNICIPAL MONEY MARKET
                                    FUNDS, INC.


                                    By: ____________________________________

                                        ------------------------------------,
                                           Vice President


Witness:


-------------------------------
-------------------------------,
Assistant Secretary